Exhibit 4.2(b)

EXECUTION VERSION

THE SCOTTS MIRACLE-GRO COMPANY, as Issuer

THE GUARANTORS PARTY HERETO, as Guarantors

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

6.625% Senior Notes due 2020

FIRST SUPPLEMENTAL INDENTURE DATED AS OF

September 28, 2011

TO THE INDENTURE DATED AS OF

December 16, 2010

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of September 28, 2011 (this “First Supplemental Indenture”), is by and among The Scotts Miracle-Gro Company, an Ohio corporation (such corporation and any successor, the “Company”), the existing Guarantors (as defined in the Indenture referred to herein) (the “Existing Guarantors”), SMG Brands, Inc., a Delaware corporation (the “New Guarantor”), and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to herein (such corporation and any successor, the “Trustee”). The New Guarantor and the Existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

WITNESSETH:

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture, dated as of December 16, 2010 (the “Indenture”), relating to the Company’s 6.625% Senior Notes due 2020 (the “Securities”);

WHEREAS, pursuant to Section 9.01(5) of the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to add any Person as a Guarantor; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture have been complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Existing Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Joinder of New Guarantor. The New Guarantor hereby joins in the Indenture as a “Guarantor” thereunder. The New Guarantor hereby assumes the duties and obligations of a Guarantor under the Indenture. The New Guarantor agrees to keep and perform all of the covenants, obligations and conditions of a Guarantor under the Indenture, on the terms and subject to the conditions set forth in Article X of the Indenture, and to be bound by all other applicable provisions of the Indenture. Upon request from time to time by the Trustee, the New Guarantor shall execute and deliver to the Trustee a notation relating to the New Guarantor’s Guarantee, substantially in the form attached as Exhibit E to the Indenture.

3. Effect of First Supplemental Indenture. Except as amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

4. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This First Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

7. Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered all as of the day and year first above written.

COMPANY:

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ David C. Evans
Name:	David C. Evans
Title:	Chief Financial Officer and Executive Vice President, Strategy and Business Development

NEW GUARANTOR:

SMG BRANDS, INC.

By:	/s/ Aimee M. DeLuca
Name:	Aimee M. DeLuca
Title:	President and CEO

EXISTING GUARANTORS:

EG SYSTEMS, INC., DBA SCOTTS LAWNSERVICE
GUTWEIN & CO., INC.
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS TEMECULA OPERATIONS, LLC
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SCOTTS-SIERRA INVESTMENTS, INC.
SMG GROWING MEDIA, INC.

By:	/s/ David C. Evans
Name:	David C. Evans
Title:	Executive Vice President and Chief Financial
Officer

FIRST SUPPLEMENTAL INDENTURE SIGNATURE PAGE

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THE SCOTTS COMPANY LLC

By:	/s/ David C. Evans
Name:	David C. Evans
Title:	Chief Financial Officer and Executive Vice
President, Strategy and Business Development

OMS INVESTMENTS, INC. SWISS FARMS PRODUCTS, INC.

By:	/s/ Aimee M. DeLuca
Name:	Aimee M. DeLuca
Title:	President and CEO

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Scott Miller
Name:	Scott Miller
Title:	Vice President

FIRST SUPPLEMENTAL INDENTURE SIGNATURE PAGE

S-2